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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion into this Registration Statement on Form S-4 of Newmont Mining Corporation dated March 20, 2001 included in Newmont Mining Corporation's Form 8-K, filed on May 9, 2001, related to Newmont Mining Corporation's financial statements for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSEN LLP
Denver, Colorado,
January 9, 2002